Strong Municipal Advantage Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     CURRENT ANNUALIZED YIELD:  30 days ended February 28, 1998

     A.     FORMULA

                    a-b
          YIELD = 2[(---------- + 1)6 - 1]
                    cd

          Where:          a =     dividends and interest earned during the
period.
b =     expenses accrued for the period (net of reimbursements).
c =     the average daily number of shares outstanding during the period.
d =     the maximum offering price per share on the last day of the period.

     B.     CALCULATION

                      3,636,407.13 - 427,632.14
          YIELD = 2[(---------------------------------- + 1)6 - 1]
                     196,671,964.845 x 5.03


          YIELD = 3.92%


II.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

          T =     average annual total return

          n =     number of years

              ERV =     ending redeemable value of a hypothetical $10,000
               payment made
               at the beginning of the stated periods at the end of the stated periods.

     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     One-year period 2-28-97 through 2-28-98

               4.99% = \1/10,499/10,000 - 1

          2.     Since inception 11-30-95 through 2-28-98

               5.15% = \2.25/11,195/10,000 - 1


III.     TOTAL RETURN

     A.     FORMULA

          EV-IV
            IV     =     TR

Where:          EV =     Value at the end of the periods, including
                reinvestment of all dividends and capital gains distributions

          IV =     Initial value of a hypothetical investment at the net asset value

          TR =     Total Return

     B.     CALCULATION

          EV-IV
            IV     =     TR

          One-year period ended February 28, 1998

               10,499 - 10,000
                   10,000          =     4.99%

                       Strong Municipal Money Market Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     CURRENT YIELD:  7 days ended February 28, 1998

     A.     FORMULA

               Current Yield = Base Period Return x (365/7)

     B.     CALCULATION

               3.37% = .000646301 x (365/7)


II.     EFFECTIVE YIELD:  7 days ended February 28, 1998

     A.     FORMULA

               Effective Yield = [(Base Period Return + 1)(365/7)] - 1

     B.     CALCULATION

               3.42% = [(.000646301 + 1)(365/7)] - 1